UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
July 29, 2009

LaserCard Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-06377	77-0176309
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1875 North Shoreline Boulevard Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (650) 969-4428

                                                    N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 29, 2009, LaserCard Corporation (“LaserCard”) borrowed approximately $195,630 from UBS AG’s increase of its credit line, pursuant to its Credit Line Agreement, the Addendum to Credit Line Account Application and Agreement and Addendum to Client’s Agreement, each with UBS AG and dated as of December 11, 2008 (collectively, the “UBS Credit Line”).  LaserCard has now borrowed a total amount of $9,150,494 available under the UBS Credit Line.

Further disclosure regarding the terms of the UBS Credit Line was filed as a Current Report on Form 8-K by LaserCard on January 9, 2009, February 4, 2009 and April 10, 2009 and are incorporated herein by reference.  The form of UBS Credit Line was filed as an exhibit to the Registration Statement on Form F-3ASR filed by UBS AG on October 7, 2008 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LaserCard Corporation
(Registrant)

Date: July 31, 2009	By:	/s/ Steven G. Larson
Steven G. Larson
Vice President, Finance and Chief Financial Officer